Exhibit 99.1

Empery Digital Terminates Limited-Duration Shareholder Rights Plan

AUSTIN, Texas, July 6, 2026 -- (BUSINESS WIRE) -- Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) announced today that the Company’s Board of Directors (the “Board”) approved an amendment to the Company’s stockholder rights plan (the “rights plan”) to accelerate the expiration date to the close of business on July 6, 2026. The rights plan was scheduled to expire on February 2, 2027.

In deciding to terminate the rights plan, the Board determined that maintaining the rights plan is no longer necessary at this time to serve the best interests of all stockholders. In making its determination, the Board considered the circumstances that led to the adoption of the rights plan, the Company’s recent developments and other factors that the Board deemed important in consideration of shareholder interest and the long term success of the Company.

The Board is committed to acting in the best interests of all shareholders and will evaluate, from time to time, whether to adopt a new stockholder rights plan in order to best position the Board to fulfill its fiduciary duties.

Stockholders are not required to take any action as a result of the expiration of the rights plan. In connection with the expiration of the rights plan, Empery Digital will be taking routine actions to effectuate the termination of the rights plan. These actions are administrative in nature and will have no effect on Empery Digital’s common stock, which continues to be listed on Nasdaq.

About Empery Digital

Empery Digital empowers progress by unlocking the transformative potential of digital asset management through blockchain. The Company employs a bitcoin treasury strategy focused on aggregating bitcoin and maximizing bitcoin per share while working to build a future where blockchain is the foundation of growth through transparency, efficiency, and accountability. As a company they apply themselves relentlessly by making disciplined decisions that drive long-term value for shareholders. For them, Bitcoin is not just another crypto format and blockchain isn’t just another tool, they’re fundamental drivers of progress.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “plan,” “could,” “may,” “will,” “believe,” “project,” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, the circumstances relating to the termination of the Company’s stockholder rights plan; the potential for the Company to in the future adopt a new stockholder rights plan; any market purchases of the Company’s capital stock; and statements relating to the Company’s ability to create long-term value for shareholders. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in circumstances relating to the need for a stockholder rights plan; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other information the Company has or may file with the U.S. Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts
For Sales: sales@emperydigital.com
For Investors: investors@emperydigital.com
For Marketing: marketing@emperydigital.com

For Media: Nicholas Leasure / Jacqueline Zuhse: teamemperydigital@reevemark.com